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                                    BYLAWS
                                      OF
                              EMPIRE CANDLE, INC.

                                   ARTICLE I
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                          OFFICES AND CORPORATE SEAL

     Section 1.01.  Registered and Other Offices.  The registered office of the
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corporation in Kansas is the address set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Kansas changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Kansas, as the Board of Directors may, from time to time, determine.

     Section 1.02.  Corporate Seal.  The corporation has no corporate seal.
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                                  ARTICLE II
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                           MEETINGS OF SHAREHOLDERS

     Section 2.01.  Time and Place of Meetings.  Regular or special meetings of
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the shareholders, if any, must be held on the date and at the time and place fixed by the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been elected, by Board action or, in the absence of Board action, by the President, except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, must be held in the county where the principal executive office is located.

     Section 2.02.  Regular Meetings.  At any regular meeting of the
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shareholders there must be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting may be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation.

     Section 2.03.  Demand by Shareholders.  Regular or special meetings may be
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demanded by a shareholder or shareholders, pursuant to the provisions of Kansas
Statutes, Article 65, 17-6501.
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     Section 2.04.  Quorum, Adjourned Meetings.  The holders of a majority of
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the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at such meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.05.  Voting.  At each meeting of the shareholders, every
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shareholder having the right to vote must be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder will have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting must be by ballot.

     Section 2.06.  Notice of Meetings.  Notice of all meetings of shareholders
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must be given to every holder of voting shares, except where the meeting is an adjourned meeting at which a quorum was present and the date, time and place of the meeting were announced at the time of adjournment. The notice must be given at least ten (10), but not more than sixty (60) days before the date of the meeting, except that written notice of a meeting at which there is to be considered either (i) an agreement of merger or consolidation other than a merger of the nature described in Kansas Statutes Article 17-6703, (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, (iii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Articles of Incorporation, must be mailed to all shareholders, whether entitled to vote or not, at least twenty (20) days prior thereto. Every notice of any special meeting must state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings must be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

     Section 2.07.  Waiver of Notice.  A shareholder may waive notice of any
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meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

     Section 2.08.  Authorization Without a Meeting.  Any action required or
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permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

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                                  ARTICLE III
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                                   DIRECTORS

     Section 3.01.  General Powers.  The business and affairs of the Corporation
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must be managed by and must be under the direction of the Board of Directors.

     Section 3.02.  Number, Qualifications and Term of Office.  The Board of
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Directors of this corporation must consist of one or more directors as fixed from time to time by the shareholders. In addition, the number of directors may be increased or, subject to Kansas Statutes, Article 17-6301, decreased at any time by action of the Board of Directors. Directors need not be shareholders. Each of the directors must hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor has been elected and qualified, subject, however, to prior retirement, resignation, death or removal from office, as provided in these Bylaws.

     Section 3.03.  Board Meetings; Place and Notice.  Meetings of the Board of
                    --------------------------------
Directors may be held from time to time at any place within or without the State of Kansas that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings must be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The Chairman of the Board, the President, or directors comprising at least one third of the number of directors then in office may call a Board meeting by giving five (5) days' notice if by mail or two (2) days' notice if by telephone, facsimile transmission, telegram or in person, to all directors of the day or date and time of the meeting. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     Section 3.04.  Action Without Meeting.  An action required or permitted to
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be taken at a Board meeting may be taken by written action signed by all of the directors. Any such written action is effective when signed by all directors, unless a different effective time is provided in the written action.

     Section 3.05.  Waiver of Notice.  Notice of any meeting of the Board of
                    ----------------
Directors may be waived by a director either before, at, or after such meeting in a writing signed by such director; provided, however, that a director, by his attendance and participation in any action taken at the meeting of the Board of Directors, is deemed to waive notice of such meeting.

     Section 3.06.  Quorum.  A majority of the directors currently holding
                    ------
office is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though

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withdrawal of directors originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 3.07.  Advance Consent by Absent Directors.  A director may give
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advance written consent or opposition to a proposal to be acted on at a Board of
Directors' meeting.

     Section 3.08.  Vacancies.  Any vacancies occurring in the Board of
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Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any director so chosen must hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor has been elected and qualified, subject, however, to prior retirement, resignation, death or removal from office, as provided in these Bylaws.

                                  ARTICLE IV
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                                   OFFICERS

     Section 4.01.  Number and Offices.  The officers of the corporation must
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consist of a President, Treasurer and Secretary and may also consist of one or more Vice Presidents (any one of whom may be designated an Executive Vice President or Senior Vice President in the discretion of the Board), one or more Assistant Secretaries and one or more Assistant Treasurers. The Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom will have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of officers or functions of those offices may be held or exercised by the same person.

     Section 4.02.  Chairman of the Board.  The Board of Directors may also
                    ---------------------
elect as an officer a Chairman of the Board, who, if so elected, must preside at all meetings of the Board of Directors, must make such reports to the Board of Directors as may from time to time be required, and must have such other powers and must perform such other duties as may be from time to time assigned to him or her by the Board of Directors. If a Chairman of the Board is not appointed, or is not present at any meetings of the Board of Directors, the duties and responsibilities of the Chairman of the Board set forth in this Section 4.02 must be performed by the President.

     Section 4.03.  Election and Term of Office.  The Board of Directors must
                    ---------------------------
from time to time elect a President and may elect one or more Vice Presidents, a Secretary and a Treasurer and any other officers or agents the Board deems necessary. Such officers must hold their offices until their successors are elected and qualified, subject, however, to prior retirement, resignation, death or removal from office, as provided in these Bylaws.

     Section 4.04.  President.  Unless otherwise stipulated, the President is
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the chief executive officer of the corporation and has responsibility for the general active management of the

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corporation. When present, he or she must preside at all meetings of the shareholders, and unless a Chairman of the Board of Directors has been elected and is present, must preside at all meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect. The President, a Vice President or the Secretary, unless some other person is specifically authorized by resolution of the Board of Directors, must sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation. The President, if no Secretary has been elected, must maintain records of and whenever necessary, must certify all proceedings of the Board of Directors and the shareholders. The President must perform such other duties as the Board of Directors may designate.

     Section 4.05.  Vice President.  If a Vice President or Vice Presidents have
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been elected, they have such powers and must perform such duties as may be prescribed by the Board of Directors or by the President. In the event of the absence, death or disability of the President, a Vice President must succeed to the President's power and duties in the order designated by the Board of Directors.

     Section 4.06.  Secretary.  The Secretary must keep accurate minutes of all
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meetings of the shareholders and the Board of Directors, must give proper notice of meetings of shareholders and directors, and will have such powers and must perform such other duties as the Board of Directors or the President may from time to time prescribe. In the Secretary's absence at any meeting, the President, an Assistant Secretary or a Secretary Pro Tempore must perform the Secretary's duties.

     Section 4.07.  Treasurer.  Unless another officer is designated by the
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Board of Directors as the chief financial officer, the Treasurer must hold such title and must keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors. The Treasurer will have such powers and must perform such other duties as the Board of Directors or the President may from time to time prescribe.

     Section 4.08.  Removal and Vacancies.  Any officer may be removed from
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office by a majority of the whole Board of Directors, with or without cause.
Such removal, however, must be without prejudice to the contract rights of the person so removed. If there is a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

     Section 4.09.  Delegation of Authority.  Unless prohibited by the Articles
                    -----------------------
of Incorporation, these Bylaws, or a resolution approved by the affirmative vote of a majority of the

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Directors present, an officer elected or appointed by the Board may without the approval of the Board delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.

                                   ARTICLE V
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                           SHARES AND THEIR TRANSFER

     Section 5.01.  Certificates for Shares.  Every shareholder of this
                    -----------------------
corporation is entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates must be numbered in the order in which they are issued and must be signed by the President, a Vice President or the Secretary, unless some other person is specifically authorized by resolution of the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer must be canceled and no new certificate or certificates may be issued in exchange for any existing certificate until such existing certificate has been so canceled.

     Section 5.02.  Transfer of Shares.  Transfer of shares on the books of the
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corporation may be authorized by the shareholder named in the certificate or the shareholder's legal representative, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of the shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation. The legend on the reverse side of all certificates for shares of the corporation must read:

     The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933 or under applicable state laws and may not be sold, transferred, or pledged in the absence of such registration unless pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The company reserves the right to require an opinion of counsel satisfactory to it before effecting any transfer of the shares.

     Section 5.03.  Lost Certificates.  A new share certificate may be issued in
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place of one that is alleged to have been lost, stolen or destroyed, but only in accordance with applicable law and such other reasonable requirements imposed by the Board of Directors.

                                  ARTICLE VI
                                  ----------

                                  AMENDMENTS

     Section 6.01. Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Kansas Statutes Article 17-6009, any Bylaw may be amended or repealed by the Board of Directors at any meeting, except that after adoption of the initial Bylaws, the

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Board must not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office but may adopt or amend a Bylaw to increase the number of directors.

                                  ARTICLE VII
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                                INDEMNIFICATION

     Section 7.01. Any person who at any time serves or served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person must be indemnified by the corporation, in accordance with and to the fullest extent permitted by the provisions of the 1972 General Corporation Code of Kansas as it may be amended from time to time.

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